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                                 June 4, 1998

Mr. Jay Eisner, President
Resource Asset Investment Trust
1845 Walnut Street; 10th Flr.
Philadelphia, PA  19103

Dear Mr. Eisner:

         The undersigned hereby consents to the use, in the Registration Statement on Form S-11 to be filed by Resource Asset Investment Trust with the Securities and Exchange Commission, of its name and reference to the property valuation provided by it as follows:


Property                                             Valuation Date
--------                                             --------------

Hoopskirt Factory Apartments                         August 22, 1997

Wistar Alley Apartments                              September 3, 1997

Third Quarter Apartments                             September 3, 1997

Penn's View Apartments                               September 3, 1997

Canal House Apartments                               August 22, 1997

2032 Juniper Street                                  September 22, 1997



                                            Sincerely,

                                            JOSEPH DENNIS PASQUARELLA & CO.



                                            By: /s/ Joseph Dennis Pasquarella
                                               -------------------------------